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                                                                    EXHIBIT 10.3

                                BRADY CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT

      Option granted on _________________, by Brady Corporation, a Wisconsin corporation (the "Corporation"), to ______________________ (the "Employee").

                                   WITNESSETH:

      WHEREAS, the Board of Directors of the Corporation, desiring to provide increased long-term incentives for key salaried employees of the Corporation and any present or future Subsidiary of the Corporation and desiring to facilitate the efforts of the Corporation and its Subsidiaries to obtain and retain employees of outstanding ability, adopted the Brady Corporation 2004 Omnibus Incentive Stock Plan on November 18, 2004 ("the Plan");

      NOW, THEREFORE, it is agreed as follows:

1.    NUMBER OF SHARES OPTIONED; OPTION PRICE

      The Corporation grants to the Employee the right and option to purchase, on the terms and conditions hereof, all or any part of an aggregate of ________________ (_______) shares of the presently authorized Class A Common Stock of the Corporation, $.01 par value, whether unissued or issued and reacquired by the Corporation, at the price of $______ per share (the "Option Price").

2.    CONDITIONS OF EXERCISE OF OPTIONS DURING EMPLOYEE'S LIFETIME; VESTING OF
      OPTION

      Except as provided hereinafter in this paragraph and in paragraph 3, this Option may not be exercised (a) unless Employee is at the date of the exercise in the employ of the Corporation or a Subsidiary, and (b) until Employee shall have been continuously so employed for a period of at least one year from the date hereof. Thereafter, this Option shall be exercisable for any amount of shares up to the maximum percentage of shares covered by this Option (rounded up to the nearest whole share), as follows (but in no event shall this Option be exercisable for any shares after the expiration date provided in paragraph 7):

    Number of Completed             Maximum
    Years of Continuous            Percentage
 Employment by Corporation       of Shares For
   or a Subsidiary After        Which Option is
Date of Grant of this Option      Exercisable
----------------------------    ---------------
Less than 1                          Zero
At least 1 but less than 2           33-1/3%
At least 2 but less than 3           66-2/3%
At least 3                              100%

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      If Employee shall cease to be employed by the Corporation or a Subsidiary for any reason other than as provided in paragraph 3 after Employee shall have been continuously so employed for one year after the grant of this Option, Employee may, at any time within 90 days of such termination, but in no event later than the date of expiration of this Option, exercise this Option to the extent Employee was entitled to do so on the date of such termination. However, if Employee was dismissed for cause, of which the Compensation Committee of the Board of Directors of the Corporation (the "Committee") shall be the sole judge, this Option shall forthwith expire. This Agreement does not confer upon Employee any right of continuation of employment by the Corporation or a Subsidiary, nor does it impair any right the Corporation or any Subsidiary may have to terminate the Employee's employment at any time.

3.    TERMINATION OF EMPLOYMENT

      Notwithstanding the provisions of paragraph 2 hereof, if the Employee:

      (a) is terminated by the death of the Employee, any unexercised, unexpired Stock Options granted hereunder to the Employee shall be 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of death, by the Employee's personal representative or by the person to whom the Stock Options are transferred under the Employee's last will and testament or the applicable laws of descent and distribution;

      (b) dies within 90 days after termination of employment by the Corporation or its Affiliates, other than for cause, any unexercised, unexpired Stock Options granted hereunder to the Employee and exercisable as of the date of such termination of employment shall be exercisable, in whole or in part, at any time within one year after the date of death, by the Employee's personal representative or by the person to whom the Stock Options are transferred under the Employee's last will and testament or the applicable laws of descent and distribution;

      (c) is terminated as a result of the disability of the Employee (a disability means that the Employee is disabled as a result of sickness or injury, such that he or she is unable to satisfactorily perform the material duties of his or her job, as determined by the Board of Directors, on the basis of medical evidence satisfactory to
            it), any unexercised, unexpired Stock Options granted hereunder to the Employee shall become 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of disability; or

      (d) is terminated as a result of the Employee's retirement (after age 55 with ten years of employment with the Corporation or an Affiliate or after age 65), any unexercised, unexpired Stock Options granted hereunder to the Employee and exercisable as of the date of such retirement may be exercised by the Employee at any time within one year after the date of retirement.

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4.    DEFERRAL OF EXERCISE

      Although the Corporation intends to exert its best efforts so that the shares purchasable upon the exercise of this Option will be registered under, or exempt from, the registration requirements of, the Securities Act of 1933 (the "Act") and any applicable state securities law at the time or times this Option (or any portion of this Option) first becomes exercisable, if the exercise of this Option would otherwise result in a violation by the Corporation of any provision of the Act or of any state securities law, the Corporation may require that such exercise be deferred until the Corporation has taken appropriate action to avoid any such violation.

5.    METHOD OF EXERCISING OPTION

      This Option shall be exercised by delivering to the Corporation, at the office of its Treasurer, a written notice of the number of shares with respect to which this Option is at the time being exercised and by paying the Corporation in full the Option Price of the shares being acquired at the time.

6.    METHOD OF PAYMENT

      Payment shall be made either (i) in cash; (ii) by delivering shares of the Corporation's Class A Common Stock which have been beneficially owned by the Employee, the spouse of the Employee, or both of them, for a period of at least six months prior to the time of exercise ("Delivered Stock"); or
      (iii) by delivering a combination of cash and Delivered Stock. Payment in the form of Delivered Stock shall be in the amount of the Fair Market Value of the stock at the date of exercise, determined in accordance with paragraph 10.

7.    EXPIRATION DATE

      This Option shall expire ten years after the date on which this Option was granted.

8.    WITHHOLDING TAXES

      The Corporation may require, as a condition to the exercise of this Option, that the Employee concurrently pay to the Corporation any taxes which the Corporation is required to withhold by reason of such exercise. In lieu of part or all of any such payment, the Employee may elect, subject to such rules and regulations as the Committee may adopt from time to time, to have the Corporation withhold from the shares to be issued upon exercise that number of shares having a Fair Market Value, determined in accordance with paragraph 10, equal to the amount which the Corporation is required to withhold.

9.    LIMIT ON SALE OF STOCK ACQUIRED UPON EXERCISE

      The Net Number of Shares Acquired on exercise may not be sold for a period of one year from the date of exercise and shall bear a restrictive legend to that effect. The Net Number of Shares Acquired shall be the number of shares covered by the Option being

                                        3

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      exercised less a number of shares equal in value at the time of exercise to the exercise price plus the required federal, state or other tax or withholding upon the grant or exercise.

10.   METHOD OF VALUATION OF STOCK

      The "Fair Market Value" of the Class A Common Stock of the Corporation on any date shall mean, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sales price recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition) for such date or, if such date is not a business day or if no sales of shares shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.

11.   NO RIGHTS IN SHARES UNTIL CERTIFICATES ISSUED

      Neither the Employee nor his heirs nor his personal representative shall have any of the rights or privileges of a stockholder of the Corporation in respect of any of the shares issuable upon the exercise of the Option herein granted, unless and until certificates representing such shares shall have been issued.

12.   OPTION NOT TRANSFERABLE

      No portion of the Option granted hereunder shall be transferable or assignable (or made subject to any pledge, lien, obligation or liability of an Employee) except (a) by last will and testament or the laws of descent and distribution (and upon a transfer or assignment pursuant to an Employee's last will and testament or the laws of descent and distribution, any Option must be transferred in accordance therewith); (b) during the Employee's lifetime, nonqualified stock Options may be transferred by an Employee to the Employee's spouse, children or grandchildren or to a trust for the benefit of such spouse, children or grandchildren, provided that the terms of any such transfer prohibit the resale of shares acquired upon exercise of the option at a time during which the transferor would not be permitted to sell such shares under the Corporation's policy on trading by insiders and are subject to the provisions of paragraph 9.

13.   PROHIBITION AGAINST PLEDGE, ATTACHMENT, ETC.

      Except as otherwise herein provided, the Option herein granted and the rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

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14.   CHANGES IN STOCK

      In the event there are any changes in the Class A Common Stock of the Corporation through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, rights offering or any other change affecting the Class A Common Stock of the Corporation, appropriate changes may be made by the Committee, subject to approval of the Board of Directors of the Corporation, in the aggregate number of shares and the purchase price and kind of shares subject to this Option, to prevent substantial dilution or enlargement of the rights granted to or available for Employee.

15.   DISSOLUTION OR MERGER

      Anything contained herein to the contrary notwithstanding upon the dissolution or liquidation of the Corporation, or upon any merger in which the Corporation is not the surviving corporation, at any time prior to the expiration date of the termination of this Option, the Employee shall have the right within sixty (60) days prior to the effective date of such dissolution, liquidation or merger, to surrender all or any unexercised portion of this Option to the Corporation for cash, subject to the discretion of the Committee as to the exact timing of said surrender. Notwithstanding the foregoing, however, in the event Employee has retired or died, Employee's right to surrender all or any unexercised portion of this Option under this paragraph shall be available only to the extent that at the time of any such surrender, Employee would have been entitled to exercise this Option under paragraphs 2 or 3 hereof, as the case may be. The amount of cash to be paid to Employee for the portion of this Option so surrendered, shall be equal to the number of shares of Class A Common Stock subject to the surrendered Option multiplied by the difference between the Option Price per share, as described in paragraph 1 hereof, and the Fair Market Value per share, determined in accordance with paragraph 10 hereof, as of the time of surrender.

16.   NOTICES

      Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation in care of its Vice President and Chief Financial Officer, and any notice to be given to the Employee may be addressed at the address as it appears on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Except as provided in paragraph 5 hereof, any such notice shall be deemed to have been duly given, if and when enclosed in a properly sealed envelope addressed as aforesaid, and deposited, postage prepaid, in the United States mail.

17.   PROVISIONS OF PLAN CONTROLLING

      This Option is subject in all respects to the provisions of the Plan. In the event of any conflict between any provisions of this Option and the provisions of the Plan, the provisions of the Plan shall control. Terms defined in the Plan where used herein shall have the meanings as so defined. Employee acknowledges receipt of a copy of the Plan.

                                        5

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18.   WISCONSIN CONTRACT

      This Option has been granted in Wisconsin and shall be construed under the laws of that state.

      IN WITNESS WHEREOF, the Corporation has caused these presents to be executed on its behalf by its President and to be sealed with its corporate seal, and attested by the Secretary and the Employee has hereunto set his hand and seal, all as of the day and year first above written, which is the date of the granting of this Option evidenced hereby.

BRADY CORPORATION

By: _____________________________________

    President and Chief Executive Officer

By: _____________________________________

    Chairman, Compensation Committee

By: _____________________________________

    Secretary

EMPLOYEE:

_________________________________________
[insert name of employee]

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